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                   Amendment No. 8 to
         Raymond J. McCann Compensation Agreement

     WHEREAS, Raymond J. McCann (the "Employee") and Consolidated
Edison Company of New York, Inc. (the "Company") entered into an
Agreement dated February 28, 1989 (the "Agreement"); and

     WHEREAS, paragraph 9 of the Agreement provides that the Agreement may be amended from time to time by a written instrument executed by the Company and the Employee;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. The Agreement is amended, effective February 1, 1996, to increase the Employee's basic salary set forth in clause (i) of paragraph 1(A) of the Agreement from $342,000 per annum to $367,000 per annum, subject to all the terms and conditions set forth in the Agreement relating to basic salary.

     2. In all other respects, the Agreement remains in full force and effect as amended hereby.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and its Corporate seal to be fixed hereto, and the Employee has hereto set his hand the day and year set forth below.

                        CONSOLIDATED EDISON COMPANY
                          OF NEW YORK, INC.

                        By: RICHARD P.COWIE
                            Richard P. Cowie
                            Vice President

                        RAYMOND J. MCCANN
                        Raymond J. McCann

Dated:    March 28, 1996


Attest:
Approved by the Board of Trustees
the 28th day of November, 1995.

ARCHIE M. BANKSTON
Archie M. Bankston
   Secretary